EXHIBIT 1(c)


                  Placement Agent Registration Rights Agreement


     This Placement Agent Registration Rights Agreement (this "Agreement") dated
           ,  2002  is  entered  into  by  and  between  SearchHelp,  Inc.  (the
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"Company") and Robert M. Cohen & Co., Inc. (the "Placement Agent").

                               W I T N E S S E T H

     WHEREAS, the Company is filing a registration statement on Form SB-1 ("Current Registration Statement") under the Securities Act of 1933, as amended,
with the Securities and Exchange  Commission,  File No.              relating to
                                                       ------------
the subscription for and sale of 8,000,000 units of the Issuer (the "Offering") at $.50 per unit, each unit consisting of one (1) share of common stock of the Company, $.0001 par value and, (1) class A warrant to purchase one (1) share of common stock of the Company at $.75 per share and one (1) class B warrant to purchase one (1) share of common stock of the Company at $1.75 per share (the "Unit");

     WHEREAS, prospective investors may from time to time purchase a certain number of Units in the Company in accordance with the terms of the prospectus
dated          , 2002, as amended and supplemented (the "Prospectus");
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     WHEREAS,  the  Placement  Agent  has  been  named  as  placement  agent  in connection with the proposed offering of the Units in accordance with the terms of the placement agreement between the Placement Agent and the Company dated
         ,   2002  (the  "Placement  Agreement")  to  sell  Units  on  the  date
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("Effective  Date")  the  Registration  Statement  becomes  effective  with  the
Commission until the earlier of the termination of the Offering on [December 31, 2002], if not terminated sooner by the Company ("Offering Period"); and

     WHEREAS, as partial consideration for its services as placement agent, the Placement Agent has been issued a warrant to purchase up to 800,000 Units (the "Placement Agent's Warrant"), and, upon exercise of the Warrant and/or the Future Warrants referred to in the Placement Agent's Warrant (collectively with the Placement Agent's Warrant, the "Warrants"), the Placement Agent will be issued shares of Common Stock;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:


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     1.   Certain Definitions.
          -------------------

     As used in this Agreement, in addition to the terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings:

          "Commission"  means the  Securities  and Exchange  Commission,  or any
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other  federal  agency  at the time  administering  the  Securities  Act and the
Exchange Act.

          "Common Stock" means the common stock, $0.0001 par value per share, of
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the Company.

          "Exchange Act" means the Securities  Exchange Act of 1934, as amended,
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or  any  successor  federal  statute,  and  the  rules  and  regulations  of the
Commission issued under such Act, as they each may, from time to time, be in effect.

          "Initial  Public  Offering"  means  the  initial  underwritten  public
          --------------------------
offering  of  shares  of  Common  Stock  pursuant  to the  Current  Registration
Statement.

          "Other  Holders"  shall mean the holders of  securities of the Company
          ---------------
who are entitled, by contract with the Company, to have securities included in a registration.

          "Prospectus"  means  the  prospectus   included  in  any  Registration
          -----------
Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "Registration  Statement" means a registration  statement filed by the
          ------------------------
Company with the Commission for a public offering and sale of securities of the Company or any Other Holders (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

          "Registration Expenses" means the expenses described in Section 4.
           ---------------------

          "Registrable  Shares" means (i) the shares of Common Stock  ultimately
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issued or issuable after the exercise of the Warrants,  (ii) any other shares of
Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon (i) any sale pursuant to a Registration Statement or Rule 144 under the Securities Act or (ii) any sale in any manner to a person or entity which, by virtue of Section 13 of this Agreement, is not entitled to the rights provided by this Agreement.

          "Securities Act" means the Securities Act of 1933, as amended,  or any
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successor  federal  statute,  and the rules and  regulations  of the  Commission issued under such Act, as they each may, from time to time, be in effect.

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
          "Selling  Stockholder" means any Stockholder owning Registrable Shares
          ---------------------
included in a Registration Statement.

          "Stockholders"  means the Placement  Agent and any persons or entities
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to whom the rights granted under this Agreement are transferred by the Placement
Agent, its successors or assigns pursuant to Section 12 hereof.

     2.   Incidental Registration.
          -----------------------

              (a) Whenever the Company proposes to file a Registration Statement (other than the Current Registration Statement) at any time and from time to time, it will, prior to such filing, give written notice to all Stockholders of its intention to do so; PROVIDED, that, to the extent relevant, such notice shall describe any determination of the managing underwriter pursuant to Section 2(b). Upon the written request of Stockholder(s) holding Common Stock and/or Warrants representing at least 25% of the Registrable Shares then held by all Stockholders given within twenty (20) days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), but subject to any determination of a managing underwriter pursuant to Section 2(b) below, the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Stockholder or Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2 without obligation to any Stockholder.

              (b) If the registration for which the Company gives notice pursuant to Section 2 is a registered public offering involving an underwriting, the Company shall so advise the Stockholders as a part of the written notice given pursuant to Section 2. In such event, the right of any Stockholder to include its Registrable Shares in such registration pursuant to Section 2 shall be conditioned upon such Stockholder's participation in such underwriting on the terms set forth herein. All Stockholders proposing to distribute their securities through such underwriting shall (together with the Company, Other Holders, and any officers or directors distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by the Company. Notwithstanding any other provision of this Section 2, if the managing underwriter determines in writing that the inclusion of all shares requested to be registered would adversely affect the offering, the Company may limit the number of Registrable Shares to be included in the registration and underwriting. The Company shall so advise all holders of Registrable Shares requesting registration, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The securities of the Company held by officers and directors of the Company (other than Registrable Shares) shall be excluded from such registration and underwriting to the extent deemed advisable by the managing

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underwriter,  and, if a further  limitation on the number of shares is required, the number of shares that may be included in such  registration and underwriting
shall  be  allocated  among  all  Stockholders  and  Other  Holders   requesting
registration in proportion, as nearly as practicable, to the respective number of Registrable Shares which they held at the time the Company gives the notice specified in Section 2. If any Stockholder or Other Holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among other requesting Stockholders and Other Holders pro rata in the manner described in the preceding sentence. If any
holder  of  Registrable  Shares  or  any  officer,   director  or  Other  Holder
disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company, and any Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

              (c) Notwithstanding the foregoing, the Company shall not be required, pursuant to this Section 2, to include any Registrable Shares in a Registration Statement if such Registrable Shares can then be sold pursuant to Rule 144(k) under the Securities Act.

     3.   Registration Procedures.
          -----------------------

              (a) If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

                   (i) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective as soon as practicable;

                   (ii) as expeditiously as practicable prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective from the effective date until all such Registrable Shares are sold.

                   (iii) as expeditiously as practicable furnish to each Selling Stockholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Stockholder;

                   (iv) as expeditiously as practicable use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned

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

by the Selling Stockholder; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

                   (v)  as   expeditiously   as  practicable,   cause  all  such
Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

                   (vi) promptly provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement;

                   (vii) promptly make available for inspection by the Selling Stockholders, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Stockholders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

                   (viii) as expeditiously as practicable, notify each Selling Stockholder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

                   (ix) as expeditiously as practicable following the effectiveness of such Registration Statement, notify each Selling Stockholder of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

              (b) If the Company has delivered a Prospectus to the Selling Stockholders and after having done so the Prospectus is amended, the Company shall promptly notify the Selling Stockholders and, if requested, the Selling Stockholders shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the Selling Stockholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Shares.

              (c) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Selling Stockholders to such effect, and, upon receipt of such notice, each such Selling Stockholder shall immediately discontinue any sales of Registrable Shares pursuant to such

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

Registration Statement until such Selling Stockholder has received copies of a supplemented or amended Prospectus or until such Selling Stockholder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this
Section 3(c) to suspend sales of Registrable Shares for a period in excess of sixty (60) days in any 365-day period.

     4.   Allocation of Expenses. The Company will pay all Registration Expenses
          ----------------------
for all registrations under this Agreement. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, reasonable fees and expenses of counsel for the Company and the fees and expenses of one counsel selected by the Selling Stockholders to represent the Selling Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration. Registration Expenses shall not include underwriting discounts, selling commissions and the fees and expenses of Selling Stockholders' own counsel (other than the counsel selected to represent all Selling Stockholders), which shall be borne by Selling Stockholders.

     5.   Indemnification and Contribution.
          --------------------------------

(a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Stockholder, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, but only insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final Prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such Selling Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with

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
information furnished to the Company, in writing, by or on behalf of such Selling Stockholder, underwriter or controlling person specifically for use in the preparation thereof.

              (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by or on behalf of such Selling Stockholder specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of a Selling Stockholder hereunder shall be limited to an amount equal to the net proceeds to such Selling Stockholder of Registrable Shares sold in connection with such registration (except in case of fraud by such Selling Stockholder).

              (c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying

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Party,  in the defense of any such claim or  litigation  shall,  except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

              (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Stockholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of Section 5, (a) in no case shall any one Stockholder be liable or responsible for any amount in excess of the net proceeds received by such Stockholder from the offering of Registrable Shares except in case of fraud by such Stockholder and (b) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

     6.   Other  Matters with Respect to  Underwritten  Offerings.  In the event
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that  Registrable  Shares are sold  pursuant to a  Registration  Statement in an underwritten  offering  pursuant to Section 2, the  Company  agrees to (a) enter

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into  an  underwriting   agreement  containing  customary   representations  and
warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering; (b) use its best efforts to cause its legal counsel to render customary opinions to the underwriters with respect to the Registration Statement; and (c) use its best efforts to cause its independent public accounting firm to issue customary "cold comfort letters" to the underwriters with respect to the Registration Statement.

     7.   Information by Holder.  Each holder of Registrable  Shares included in
          ---------------------
any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     8.   "Stand-Off"  Agreement;  Confidentiality of Notices. Each Stockholder,
          ---------------------------------------------------
if requested by the Company and the managing underwriter of an underwritten public offering by the Company of Common Stock (provided that all officers and directors of the Company and any other selling shareholders shall also agree to such restriction), shall not sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a period of one hundred and twenty (120) days following the effective date of a Registration Statement.

     The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of such 180-day period.

     Any Stockholder receiving any written notice from the Company regarding the Company's plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

     9.   Limitations on Subsequent  Registration Rights. The Company shall not,
          ----------------------------------------------
without the prior written consent of Stockholders holding at least a majority of the Registrable Shares then held by all Stockholders, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which grant such holder or prospective holder rights to include securities of the Company in any Registration Statement, unless (a) such rights to include securities in a registration initiated by the Company or by Stockholders are not more favorable than the rights granted to the Purchasers under Section 2 of this Agreement, and (b) no rights are granted to initiate a registration, other than registration pursuant to a registration statement on Form S-3 (or its successor) in which Stockholders are entitled to include Registrable Shares on a pro rata basis with such holders based on the number of Registrable Shares owned by Stockholders and such holders.

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

     10.  Rule 144  Requirements.  After the  earliest of (i) the closing of the
          ----------------------
sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

              (a) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

              (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

              (c) furnish to any holder of Registrable Shares upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

     11.  Termination.  All of the Company's obligations to register Registrable
          -----------

Shares under Section 2 of this Agreement shall terminate upon the earlier of (i) the term of the Placement Agent's Warrant plus one (1) year or (ii) when there shall not be any Registrable Shares; provided, however, that the obligations of the Company and corresponding rights of the Stockholders under Section 2 hereof shall be inapplicable as to any Stockholder whenever the provisions of Rule 144(k) are applicable to all Registrable Shares then held by such Stockholder.

     12.  Transfer of Rights.  Subject to the NASD Conduct Rules,  the Placement
          ------------------
Agent shall have the rights to transfer as set forth in Section 9 of the Placement Agent's Warrant.

13.      Miscellaneous.
         -------------

              (a) Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without giving effect to conflicts of law principles.

              (b) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address at 1055 Stewart Avenue, Bethpage, New York 11714, Attention: President, (ii) if to the Placement Agent, at 287 Northern Boulevard, Suite 112, Great Neck, New York

11021, Attention: Robert M. Cohen, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13(c). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this
Section 13(c) shall be deemed given at the time of receipt thereof.

              (c) Waiver. No course of dealing and no delay or omission on the part of the Placement Agent in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Placement Agent's rights, powers or remedies. No right, power or remedy conferred by this Agreement upon the Placement Agent shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

              (d) Amendment. This Agreement may be amended only by a written instrument executed by the Company and the Placement Agent. Any amendment shall be endorsed upon this Agreement, and all future Stockholders shall be bound thereby.

              (e) Captions. Paragraph captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or extend or describe the scope of this Agreement or the intent of any provision hereof.

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
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 SEARCHHELP, INC.


                                 By:
                                    ------------------------
                                 Name:    William Bozsnyak
                                 Title:   Chief Executive Officer, President
                                             and Treasurer




                                 ROBERT M. COHEN & CO., INC.


                                 By:
                                    ------------------------
                                 Name:  Robert M. Cohen
                                 Title:  President



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